                                                                    Exhibit 11.1
                       MULTIPLE ZONES INTERNATIONAL, INC.
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                                Nine Months Ended                   Three Months Ended
                                                  September 30,                       September 30,
                                        ------------------------------      ------------------------------
                                            1997              1996              1997              1996
                                        ------------       -----------      ------------       -----------
Net income (loss)                       $ (5,909,270)      $ 7,817,154      $ (2,338,532)      $ 3,201,977

Adjustment to net income for
accretion of Series B convertible
Preferred Stock                                               (459,262)
                                        ------------       -----------      ------------       -----------
Net income (loss) applicable to
common stock equivalents                $ (5,909,270)      $ 7,357,892      $ (2,338,532)      $ 3,201,977
                                        ============       ===========      ============       ===========
Shares used in calculating primary
earnings (loss) per share:

    Weighted average common shares
    outstanding                           12,942,203        10,507,148        12,996,657        12,771,442

    Net effect of stock options
    and warrants calculated using
    the treasury stock method                                  636,854                             622,457
                                        ------------       -----------      ------------       -----------
        Total shares                      12,942,203        11,144,002        12,996,657        13,393,899
                                        ============       ===========      ============       ===========
    Primary earnings (loss)
    per share                           $      (0.46)      $      0.66      $      (0.18)      $      0.24
                                        ============       ===========      ============       ===========


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
                       MULTIPLE ZONES INTERNATIONAL, INC.
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                                Nine Months Ended                   Three Months Ended
                                                   September 30,                       September 30,
                                          ------------------------------      ------------------------------
                                              1997              1996             1997                1996
                                          ------------       -----------      ------------       -----------
Net income (loss)                         $ (5,909,270)      $ 7,817,154      $ (2,338,532)      $ 3,201,977

Shares used in calculating fully
diluted earnings (loss) per share:

    Weighted average common shares
    outstanding                             12,942,203        10,507,148        12,996,657        12,771,442

    Net effect of stock options
    and warrants calculated using
    the treasury stock method                                    773,586                             764,074

    Weighted average Series B
    Convertible Preferred Stock
    issued during the 12 months
    prior to the public offering
    calculated using the treasury
    stock method and treated as
    outstanding of the entire period                             426,237                               6,988
                                          ------------       -----------      ------------       -----------
           Total shares                     12,942,203        11,706,971        12,996,657        13,542,504
                                          ============       ===========      ============       ===========
    Fully diluted earnings
(loss) per share                          $      (0.28)      $      0.67      $      (0.44)      $      0.24
                                          ============       ===========      ============       ===========



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